UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2012

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey		07438
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Lakeland Bancorp, Inc. (the “Company”), parent of Lakeland Bank, a New Jersey state-chartered bank, entered into (i) a Securities Purchase Agreement (the “Purchase Agreement”), dated August 28, 2012, among the Company and certain institutional investors advised by the same investment advisor (each, an “Investor” and collectively the “Investors”) and (ii) an Underwriting Agreement (the “Underwriting Agreement”), dated August 29, 2012, between the Company and Keefe, Bruyette & Woods (“KBW”), as Underwriter.

Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 1,983,315 shares of its common stock, no par value (the “Common Stock”), in a registered direct offering for aggregate proceeds, before deducting estimated offering expenses payable by the Company, of $19.1 million. The purchase price of the Common Stock under the Purchase Agreement is $9.65 per share.

The Company has been advised by the Investors that by virtue of the Purchase Agreement and other shares previously acquired by certain Investors, the Investors, collectively, will be deemed to beneficially own approximately 9.9% of the Company’s Common Stock upon consummation of the transactions contemplated by the Purchase Agreement. Pursuant to the Purchase Agreement, the Company has agreed not to take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of its Common Stock) that would cause an Investor’s ownership of any class of voting securities of the Company (together with the ownership by such Investor’s affiliates of voting securities of the Company) to exceed 9.9% of the Company’s outstanding voting shares or to exceed certain related regulatory thresholds unless either the Investors are given the right to participate in such redemption, repurchase, rescission or recapitalization on a pro rata basis or the Investors consent to such action. Under the Purchase Agreement, the Investors are also given the right, for a period of one year from the closing under that agreement, to participate in public and private offerings of the Company’s securities (subject to certain exceptions set forth in the Purchase Agreement) to the extent necessary to enable the Investors to maintain their percentage ownership of the Company’s Common Stock.

The Underwriting Agreement relates to the public offering of an aggregate of 621,762 shares of the Company’s Common Stock at a public offering price of $9.65 per share (the same per share price as the per share price under the Purchase Agreement), less the underwriting discounts and commissions payable by the Company. The Underwriter will purchase the Common Stock at a net price of $9.071 per share, representing a six percent (6.0%) discount to the public offering price, for net proceeds to the Company, after deducting underwriting discounts but before deducting estimated offering expenses payable by the Company, of $5.6 million. The Company has granted the Underwriter the option to purchase, at the same net price, an aggregate of up to an additional 62,176 shares of Common Stock as may be necessary to cover over-allotments made in connection with the underwritten offering. If the Underwriter exercises its over-allotment option in full, net proceeds from the underwritten offering, after deducting underwriting discounts and before deducting expenses, will be approximately $6.2 million.

The total net proceeds from both the registered direct offering and the underwritten offering (collectively, the “Offering”), after deducting underwriting discounts payable by the Company to KBW with respect to the underwritten offering and after deducting estimated expenses of both the registered direct offering and the underwritten public offering, is expected to be $24.6 million ($25.1 million if the Underwriter’s over-allotment option is exercised in full). The Company intends to use the net proceeds of these offerings, after payment of expenses, to redeem its trust preferred securities issued in December 2003. The Company anticipates that it will need approximately $25.8 million to redeem those trust preferred securities in full.

The shares of Common Stock to be issued in the Offering are being offered and sold pursuant to two prospectus supplements filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2012, in connection with a takedown off of the Company’s shelf registration statement on Form S-3 (File No. 333-162932), which was declared effective by the SEC on November 10, 2009.

The closings of both the registered direct offering and the underwritten public offering are expected to take place simultaneously on or about September 4, 2012, subject to satisfaction of customary closing conditions. Upon such closings, a total of 29,601,162 shares of the Company’s Common Stock will be outstanding.

A copy of the opinion and consent of Lowenstein Sandler PC, special securities counsel to the Company, relating to the legality of the issuance and sale of the shares of Common Stock pursuant to the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Copies of the form of Purchase Agreement and Underwriting Agreement are filed as Exhibit 10.1 and Exhibit 1.1 to this Current Report on Form 8-K, respectively, and are each incorporated herein by reference. The Purchase Agreement and the Underwriting Agreement contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and, with respect to the Underwriting Agreement, the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement and the Underwriting Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The limited descriptions of the Purchase Agreement and the Underwriting Agreement set forth above are qualified in their entirety by reference to the Exhibits filed herewith.

Item 8.01.	Other Events.

On August 28, 2012 and August 29, 2012, the Company issued press releases relating to the Offering. Copies of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

1.1	Underwriting Agreement, between the Company and Keefe, Bruyette & Woods, Inc., as the Underwriter, dated August 29, 2012.

5.1	Opinion and Consent of Lowenstein Sandler PC regarding the validity of the shares of Common Stock issued and sold in the Offering.

10.1	Form of Securities Purchase Agreement, between the Company and the Investors, dated August 28, 2012.

23.1	Consent of Lowenstein Sandler PC (included in Exhibit 5.1).

99.1	Press Release dated August 28, 2012.

99.2	Press Release dated August 29, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Thomas J. Shara
Name: Thomas J. Shara
Title: President and Chief Executive Officer

Dated: August 29, 2012

Exhibit Index

1.1	Underwriting Agreement, between the Company and Keefe, Bruyette & Woods, Inc., as the Underwriter, dated August 29, 2012.

5.1	Opinion and Consent of Lowenstein Sandler PC regarding the validity of the shares of Common Stock issued and sold in the Offering.

10.1	Form of Securities Purchase Agreement between the Company and the Investors, dated August 28, 2012.

23.1	Consent of Lowenstein Sandler PC (included in Exhibit 5.1).

99.1	Press Release dated August 28, 2012.

99.2	Press Release dated August 29, 2012.